UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 20, 2015 (March 23, 2015)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 20, 2015, Caesars Entertainment Corporation (“CEC”) and Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”), announced that while they have been engaged in confidential discussions with certain beneficial holders (the “Ad Hoc Committee Bank Lenders”) of first lien debt (the “First Lien Debt”) incurred by CEOC pursuant to that certain Third Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of July 25, 2014, by and among CEC, CEOC, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, CEC, CEOC and the Ad Hoc Committee Bank Lenders have not been able to reach an agreement regarding the Restructuring (as defined in the Third Amended and Restated Restructuring Support and Forbearance Agreement (the “Bond RSA”) among CEC, CEOC, LeverageSource III (H Holdings), LeverageSource V, L.P. and certain holders of claims in respect of CEOC’s 11.25% senior secured notes due 2017, CEOC’s 8.5% senior secured notes due 2020 and CEOC’s 9% senior secured notes due 2020 (the “First Lien Bonds”)). In connection with the discussions, CEC and CEOC provided certain confidential information to the Ad Hoc Committee Bank Lenders pursuant to non-disclosure agreements (“NDAs”) between CEC, CEOC and the Ad Hoc Committee Bank Lenders. The NDAs have now expired pursuant to their terms. CEC is making the disclosures herein in accordance with the terms of the NDAs. All capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Bond RSA, a copy of which is attached as Exhibit 10.1 to the Form 8-K dated January 14, 2015 filed by CEC with the Securities and Exchange Commission.

On March 23, 2015, a meeting (the “Meeting”) occurred among CEC, CEOC and the Ad Hoc Committee Bank Lenders, together with their respective legal and financial advisors. CEC and CEOC provided the information included in Exhibit 99.1 hereto (the “Discussion Materials”) to the Ad Hoc Committee Bank Lenders and their advisors at the Meeting.

On March 28, 2015, after multiple rounds of negotiations at and after the Meeting, CEC, CEOC and the Ad Hoc Committee Bank Lenders believed they reached an agreement in principle regarding certain terms of a restructuring as follows (the “Specified Terms”):

1.	The Rent for the Lease and the CPLV Lease will be fixed for the first seven years of the Term.

2.	The Percentage Rent for the Lease and the CPLV Lease will in no event be less than zero. The Base Rent for the Lease and the CPLV Lease during any of the Renewal Terms will not be less than Base Rent then payable during the year immediately preceding the commencement of such Renewal Term.

3.	CEC will provide to holders of the First Lien Debt (the “Bank Lenders”) a guarantee of collection (the “Future CEC Guarantee”) for (1) the New First Lien OpCo Debt and New Second Lien OpCo Debt to be received by the Bank Lenders in a restructuring, and (2) the CPLV Mezzanine Debt, if any, to be received by the Bank Lenders in a restructuring so long as such Future CEC Guarantee for the CPLV Mezzanine Debt is permitted by the structure of the REIT, and, if CEC shall be unable to provide the Future CEC Guarantee for the CPLV Mezzanine Debt to the Bank Lenders, CEC and the Ad Hoc Committee Bank Lenders shall mutually agree upon an economic solution in lieu thereof.

4.	The existing collection guarantee provided by CEC with respect to the amounts outstanding under the Credit Agreement (the “CEC Credit Agreement Guarantee”) will be amended (the “CEC Credit Agreement Guarantee Amendment”) to (1) prevent CEC’s sponsors and CEC’s sponsors’ affiliates from voting on amendments to the CEC Credit Agreement Guarantee, (2) clarify that the prior guarantee provided by CEC, dated as of January 28, 2008 (as amended and restated on June 10, 2009), with respect to the amounts outstanding under the Credit Agreement that was replaced by the CEC Credit Agreement Guarantee will be restored if any (x) guarantee that CEC provided to creditors of CEOC (other than the Bank Lenders) is restored, comes into existence or is otherwise reinstated or (y) new guarantee is issued by CEC, and (3) eliminate in its entirety the references to “or immediately available funds” in the relevant paragraphs of the CEC Credit Agreement Guarantee so as to clarify that payments due must be made in full in cash.

5.	CEC will pay $125 million (the “Upfront Payment”) to the Bank Lenders, on a pro rata basis, in connection with (a) the CEC Credit Agreement Guarantee Amendment, (b) termination of the CEC Credit Agreement Guarantee on the effective date of a restructuring and (c) forbearance by the Bank Lenders from the exercise of certain rights and remedies against CEC arising from certain specified transactions.

6.	On the effective date of a restructuring, CEC will pay the Bank Lenders a total amount of interest on the First Lien Debt equal to the sum of (x) 80% of the non-default contract rate of interest on the First Lien Debt for 2015, plus (y) an increase in a percentage of total contract rate of interest on the First Lien Debt equivalent to 25 bps per quarter for the period of October 1, 2015 through and including the effective date of a restructuring, to a maximum of the non-default contract rate of interest on the First Lien Debt otherwise due under the Credit Agreement, less (1) any monthly adequate protection payments made by CEOC to the Bank Lenders pursuant to the final cash collateral order entered in CEOC’s chapter 11 cases that are not recharacterized or otherwise disallowed and (2) the Upfront Payment.

7.	CEC’s termination rights in a restructuring support agreement to be entered into by and among CEC, CEOC, LeverageSource III (H Holdings), LeverageSource V, L.P. and the Ad Hoc Committee Bank Lenders (the “Bank RSA”) will (1) in certain circumstances be subject to waiver by a requisite percentage of the Bank Lenders that execute the Bank RSA, and (2) not be applicable where directors of CEC constituted a majority of the board of directors of CEOC for the purposes of voting to approve any such action.

8.	The CEC Guaranty (as defined in the MLSA) will not terminate if the Manager is terminated for cause, subject to binding arbitration.

9.	The definitive documentation for the CPLV Mezzanine Debt will contain only terms and conditions that are reasonable and customary for issuances of this type.

10.	Each Ad Hoc Committee Bank Lender who signs the Bank RSA and holds First Lien Bonds will receive its pro rata share of the RSA Forbearance Fees.

An abbreviated bullet points summary of the Specified Terms was sent by counsel to the Ad Hoc Committee Bank Lenders to CEC’s counsel. The Specified Terms described above remained subject to negotiation and execution by CEC, CEOC and the Ad Hoc Committee Bank Lenders of definitive documentation (including term sheets) that reflected the Specified Terms.

Since March 28, 2015, CEC, CEOC and the Ad Hoc Committee Bank Lenders have engaged in negotiations to reach agreement on a Bank RSA (including term sheets that would be attached thereto) and other definitive documentation that reflect the Specified Terms and other material terms of a restructuring. Notwithstanding such negotiations, CEC, CEOC and the Ad Hoc Committee Bank Lenders have been unable to reach an agreement on certain significant issues relating to the Bank RSA and such other definitive documentation. These significant issues include, among others, (i) the circumstances under which the exercise of remedies would be deemed to have been exhausted under the Future CEC Guarantee, (ii) the collateral to secure the obligations under the Future CEC Guarantee, (iii) the terms of the covenant package (including the types of covenants and terms thereof) under the Future CEC Guarantee, the New First Lien OpCo Debt and New Second Lien OpCo Debt, and (iv) when CEC would start paying 80% of the non-default contract rate of interest to the Bank Lenders on the First Lien Debt.

Accordingly, as of April 20, 2015, CEC has ceased discussions with the Ad Hoc Committee Bank Lenders.

Any financial projections or forecasts included in the Discussion Materials (the “projections”) were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present CEC and CEOC’s financial condition in accordance with accounting principles generally accepted in the United States. CEC and CEOC’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that CEC, CEOC or their affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither CEC, CEOC nor any of their affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of CEOC’s restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CEC’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included in the Discussion Materials may constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to future actions, new projects, strategies, future performance, the outcomes of contingencies, a potential restructuring of CEOC’s debt and future financial results of CEC and CEOC. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of CEC and CEOC may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in CEC and CEOC’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Description

99.1	Discussion Materials provided in connection with discussions with the Ad Hoc Committee Bank Lenders at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: April 20, 2015	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Senior Vice President, Deputy General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Discussion Materials provided in connection with discussions with the Ad Hoc Committee Bank Lenders at the Meeting.